U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2023

JPX Global, Inc.

(Exact name of issuer as specified in its charter)

Commission File Number: 024-12285

Nevada	26-2801338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8330 Lyndon B. Johnson Fwy, Ste 208

Dallas, Texas 75243

(Full mailing address of principal executive offices)

424-358-1046

(Issuer’s telephone number, including area code)

Common Stock

(Title of each class of securities issued pursuant to Regulation A)

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

The information contained in this report includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting the Company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under “Item 1. Business—Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ITEM 1. BUSINESS

Overview

JPX Global, Inc., (a.k.a. Jasper Explorations, Inc.) (the “Company”) (“JPEX”), seeks to become a multimedia business operation that would acquire TV and radio stations for Hispanic and Christian programming and independent production of programs. JPX Global, Inc. was organized under the laws of the State of Nevada on December 18, 2008, as Jubilee Resources, Inc., to explore mineral properties in North America. The name of the Company was subsequently changed to Jasper Explorations, Inc. on December 16, 2010. The name of the Company was again changed on January 3, 2013, from Jasper Explorations, Inc. to JPX Global, Inc. The Company operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. From 2017 to 2021, the Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933. On February 01, 2019, the Company file Form 15 to terminate the registration of its securities under Section 12(g) of the Securities and Exchange Act of 1934 or suspend its duty to file reports under sections 13 and 15(d) of the Securities and Exchange Act of 1934.

On May 25, 2021, Alpharidge Capital LLC, a shareholder filed a petition for custodianship with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on July 07, 2021.

On July 07, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated with Alpharidge Capital, LLC, as the Company’s sole officer, secretary, treasurer, and director.

On July 7, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On July 07, 2021, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC (CED Capital), 5 Series A preferred shares (convertible at 1 into 2,000,000,000 common shares, and super voting rights of all votes) in exchange for $35,000 which the Company used partly to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On July 28, 2021, CED Capital, LLC entered into a definite agreement to sell its control stake in the Company to Katee Capital with the purpose of combining JPEX with VeeMost Technologies LTD.

Following a notification of certain shareholders to show evidence of purchase of shares of the Company or risk cancellation by the Court-Appointed Custodian or the current management of the Company. Mr. Mitchell Hovendick, a beneficial shareholder was identified as owning: (a) 75,250,000 of the Common Stock; (b) 10,000,000 shares of the Series B Preferred, which constitute the total issued and outstanding of that class; and 1,000 share of the Series A Preferred, which constitute the total issued and outstanding of that class. In addition, Mr. Hovendick asserted a claim to $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago. After some attempted negotiations, the Court-Appointed Custodian and the new board, believing that Mr. Hovendick’s shares were issued without consideration, resolved to cancel all shares of the Company owned by Mr. Hovendick because the board believed that the shares and the claimed debts were a result of certain failed acquisition by the Company and that Mr. Hovendick was partner with the previous management of the Company when the acquisition was made. Mr. Hovendick, having disagreed with the resolution of the Court-Appointed Custodian sued to assert his rights and reinstate his shares. While the lawsuit was going on, Veemost waited to have it resolved prior to continuing its planned merger. Then Mr. Hovendick obtained from the Court, a Temporary Restraining Order (TRO), that blocked the merger with Veemost, at which point, Veemost asked for a refund of the purchase prices which was promptly refunded, and Veemost walked away from the merger.

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On March 21, 2022, VeeMost Technologies LTD, announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision was not necessarily unrelated with the lawsuit filed by Mr. Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc.

Upon Veemost’s decision to walk away, Alpharidge Capital refunded the purchase price to Veemost and took back control of JPEX.

After several months of litigation, the Company and Mr. Hovendick reached a settlement as follows: (1) Company would reinstate Mr. Hovendick’s 75,250,000 shares of common stock; (2) Company would convert the 10,000,000 Series B Preferred Stock into 100,000,000 shares for common stock for Mr. Hovendick; (3) Mr. Hovendick would withdraw the asserted claim for $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago; (4) Mr. Hovendick would surrender the 1,000 Series A Preferred to the company to cancel; and (3) Mr. Hovendick would dismiss the lawsuit and dissolve the TRO. The settlement agreement was executed, the lawsuit dismissed with prejudice, and the TRO dissolved.

On October 10, 2022, the Company entered into a settlement agreement with Mr. Hovendick, for the company to rescind the cancelation of Mr. Hovendick’s shares in the Company’s Common and Preferred stocks, and for Mr. Hovendick to withdraw/dismiss all litigation, convert his 10 million preferred B into 100 million of Common, surrender his 1,000 Preferred A for cancelation, and forfeited all indebtedness claims against the Company.

On October 10, 2022, subsequent to a settlement of a protracted lawsuit by a shareholder, the Company formally launched itself into the media and entertainment industry, becoming a holding company for a multi-media entertainment platform. Since October 10, 2022, in accordance with its business plan, the Company has devoted substantial energy, time, and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry.

On March 9, 2023, pursuant to an agreement to purchase the five preferred shares control block of JPEX in exchange for $475,000, secured and memorialized in a convertible note of $475,0000, Alpharidge agreed to sell and transfer control of JPEX to Kuldip Singh, Jagandeep Kaur and Maria Guel.. The convertible note could convert at the discretion of the holder at $0.0004 per share. The Note has a 2-year term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decides to pay off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

The material terms of the $475,000 Convertible Note includes (1) Annual Interest of 12% payable at maturity in 24 months from date of issue, (2) the Note is convertible into the Company’s common stock at $0.0004 per share, (3) until the total $475,000 and accrued interest is paid off, and the note has zero outstanding balance, note-holder receives 50% of all/any funds raised through any means including shares issuance, note issuance, or traditional borrowing from local banks, and (4) the note could be paid off at any time before maturity because it has no prepayment penalty.

Following the consummation of the March 9, 2023, acquisition agreement for JPEX, JPEX entered into a new agreement to acquire Mekaddesh Group Corporation (“MGC”) in an all-stock reverse merger deal. This merger was envisaged to close on May 15, 2023, but could not close as scheduled because the inability to obtain the required approval from the board of directors of the two companies. The deal has not closed as at the date of this report. Both parties to the transactions are still continuing with their due diligence, after which the board of directors of both companies would approve the transaction prior to closing the deal and effect change of control. MGC is a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming alongside their affiliates such as Hispanic Family Christian Network Inc. MGC’s current programming includes: La La Nueva and La Mejor. Once the acquisition closes, Mekaddesh Group would reverse-merge into and take over JPEX to become the operating entity, and MGC officer, Maria Guel, who has already been appointed as the President and CEO of JPEX would continue to run all the operations.

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Following the agreement reverse-merger with MGC, the Company pivoted its business plan to fit that of Mekaddesh, Radio & Television Stations operations.

Mekaddesh presently has several broadcasting licenses that it needs to build out. Mekaddesh is presently working to create a Radio and TV Stations platform for the independent production of programs, such as soap operas, movies, and news. It plans on presenting high-tech studio digital platforms in major cities in the United States.

Mekaddesh’s goal for 2024 is to finish the construction of several television Stations with 6-8 Sub-Channel independent broadcasting programs on each station. In addition, by 2025, the Company’s goal is to build at least 20 television Stations combined with high power FM stations in the most important cities within the territory of the United States. Thereafter, by 2026 it plans to acquire properties to build own communication towers, and thus become completely independent from leasing properties, and at that point, to start providing space for television and radio stations.

Mekaddesh Group Corporation is a multi-faceted company, with the potential to branch into new venues as the company grows. There are currently three phases to development of Television Stations. Beginning with our first phase, development in this Phase is to include five Radio and twelve Television station. We have Permits to start and operate TV Stations in 12 major cities of US. In the first phase we will have these stations on air, after compilation of this work we can generate enough revenue to assist in the growth of two other Phases -- construction of Towers for Antenna’s and Studio’s for Stations in our second phase. However, we will need additional funding to accomplish this plan.

The First Phase -- constructing twelve digital Television Stations, each TV Station will be able to relay/broadcast on 6 to 8 live local channels at one time. Our efforts will be to lease the available channels to national clients, and we will generate the revenue needed to allow us flexibility in accepting other projects more commonly associated with the Radio and Television broadcasting industry.

The Second & Third Phase -- Mekaddesh Group Corporation, will provide/construct high rise Towers to install transmitter antenna in all cities and towns where Mekaddesh have operations and plans to build Television/Radio Stations. specialized production on a wide range of hand-picked projects, depending upon the needs and demands of projects. This division will lease tower space to various Media companies for their broadcasting and wireless communication use of local interests. We will develop this division into a self-sufficient branch within the first two years.

Mekaddesh Group Corporation is a U.S based having 6-8 digital sub-channels on each TV station in metropolitan cities which will be broadcasting with Local Live Events, News, Educational, Community, Religious, Political, and sports TV channels. Mekaddesh Group Corporation’s headquarters will continue to be located in Dallas-Texas. We have an already-acquired office facility in a major business district on Lyndon B Johnson Freeway, Dallas, TX 75243.

Competition

There are virtually dozens if not hundreds of competitive broadcast operations for the Company in most of the 50 states.

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Employees

As of the date of this report, the Company alongside with its affiliates have 5 employees and 5 contract labor, including its officers, both of whom are W2’s and 1099’s which devote more than 30 hours per week to the operation. There is no collective agreement between JPEX and its employees. The employment relationship between employees and the Company is individual and standard for the industry.

After the closing of the reverse merger with Mekaddesh, the Company plans to hire more qualified and competent hands to occupy the following positions:

  Chief Operating Officer
  Creative Director
  Advertising cum Digital Marketing Specialist
  Human Resources and Admin Manager
  Sports Presenters
  Sales and Marketing Executive
  Accountant
  Content Creator
  Client Service Executive
  Sales and Marketing Executive
  Acquisitions Executive

Regulation

While JPEX has zero regulatory assets, Mekaddesh presently has about more than 8 broadcast licenses that it needs to build out. Mekaddesh is presently working to create a Radio and TV Stations platform for the independent production of programs, such as soap operas, movies, and news. It plans on presenting high-tech studio digital platforms in major cities in the United States.

Intellectual Property

JPEX does not presently have any intellectual property, and the Company has not ascertained whether MGC has any intellectual property in its portfolio.

Litigation

JPEX is not presently subjected to any litigation of any sort.

Property

JPEX has a temporary office at 370 Amapola Avenue, Suite 200A Torrance, CA 90501. The company’s permanent office will relocate to the same facility as Mekaddesh Group Corporation (MGC) following the March 9, 2023, SPA. MGC’s, headquarters is located in Dallas,Texas. The office facility is in a major business district on Lyndon B Johnson Freeway, Suite 208 Dallas, TX 75243. At this address, the Company occupies office premises sufficient for its current needs.

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Conflicts of Interest

Until the closing of the Reverse-Merger between MGC and JPEX, the company is, and will continue to be subject to various conflicts of interest arising out of the relationship between JPEX and MGC as Maria Guel is President of both companies and she would also have substantial influence on the board of directors of both companies in their decision to approve or disapprove the Reverse-Merger. Once the Reverse-Merger closes and change of control occurs, this conflict of interest would be eliminated.

Risk Factors

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current planned management team, Kuldip Singh, Jagandeep Kaur and Maria Guel. The loss of any one of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

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We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to, complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers’ confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

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Should the Company’s expectations about various matters prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	whether the Company can manage relationships with key vendors and advertisers
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts and/or competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL THE RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

JPEX does not have any significant revenue at present. The Company’s business charter was revived on July 7, 2021, and it designed and redesigned its business plan until October 10, 2022, when it completed the latest design and moved into implementation. So far, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, programmers and producers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing potential new hires and consultants, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry. On the other hand, JPEX targeted acquisition has multimedia entertainment operations that is based in Texas.

Mekaddesh current generates revenue from operation in four principal areas that includes: (1) Brokerage Income of operating Radio Stations in different cities; (2) Sale of advertising from 4 Radio Stations that are operational and programming; (3) Income from Clients to whom MGC provide installation and maintenance services for their radio and television stations; and (4) For the Consultancy Services provided for legal modifications, upgrade and engineering before the FCC.

Results of Operations

The years ended December 31, 2023, and 2022.

For the years ended December 31, 2023, and 2022, the Company generated revenues of $0 and $0 respectively.

Cost of goods sold for the years ended December 31, 2023, and 2022 was $0 and $0 respectively.

Operating expenses for the years ended December 31, 2023, and 2022 were $156,110 and $56,838 respectively.

Accrued Interest for the years ended December 31, 2023, and 2022 was $0 and $0 respectively.

Net Loss for the years ended December 31, 2023, and 2022 was $156,110 and $56,838 respectively.

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Liquidity and Capital Resources

Net cash provided by operating activities for the years ended December 31, 2023, and 2022 was $0 and $0, respectively. Net cash used in operating activities for the years ended December 31, 2023, and 2022 was $156,110 and $56,838 respectively.

Net cash provided by or used in investing activities for the years ended December 31, 2023, and 2022 was $0 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2023, and 2022 was $151,186 and $63,088 respectively.

As of December 31, 2023, and 2022, we had $1,326 and $6,250 respectively, in cash to fund our operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 12 months ended December 31, 2023, the Company has incurred a net loss of $156,110 from operations. It used cash in operations of $156,110. We had an accumulated deficit of $33,881,105 as of December 31, 2023. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

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ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Maria Guel	President CEO, Director	46	April 2023
Kuldip Singh	Director	75	April 2023
Ambrose Egbuonu	Chairman, Board of Directors	52	July 7, 2021

*The address of each of the individuals listed above is: c/o JPX Global, Inc., 8330 Lyndon B. Johnson Fwy, Ste 208, Dallas, Texas 75243.

Maria Guel President/CEO/Director

Maria Guel is the President and Chief Executive Officer of the Company. As a CEO, her responsibilities include but not limited to executing the Company’s strategic corporate actions to maintain its capital structure, partnering with potential clients through various business solutions, generating revenue growth year over year basis, and acquiring and diversifying various assets to produce ongoing cash flow.

Maria Guel has extensive experience in management of Radio, and TV, broadcasting operations. From January 2010 to present Mrs. Guel has held various management positions in her family businesses. She began her career in the broadcasting field at a very young age. She recalls that when she was about 14 years old she saw her father Antonio Cesar Guel working on engineering studies on his computer. Many times, she got to see him working on different projects late at night. She became interested and curious of being on a microphone but did not feel qualified to speak through it at the time. Moreover, Maria was always very independent and wanted to try different job opportunities. As a teenager she didn’t see herself working in the broadcast field because she did not see the vision just yet. She told her father that she would try to work in other places. So, from the age of 16, Maria started to work in different places such as in marketing companies and various food restaurants all the way to the age of 17 1/2. It was a good experience for her, but every day that passed she knew she had a bigger purpose in her life. Furthermore, her father’s company began to grow and had several employees working for him. So, he invited Maria to help in the reception area at the office and began a part-time as receptionist. In addition, she began to have an interest in her father’s business. She began to get more and more involved each day. Time passed and when she was 18 years of age she graduated from high school and made the decision to study a career that would be able to help the family business. She observed how her father worked with lawyers and engineers, so little by little she got involved in legal matters by helping to translate contracts and being the intermediary with clients to give them follow-up with ongoing construction projects to put stations on air, whether it was radio or television stations. Moreover, Maria made the decision to study in the paralegal and business administration field since this was related to what was carried out in the company. As time passed Maria had more and more responsibilities, due to her being a fast learner and developing leadership skills within the company. At a young age she assumed the position of President and a Director of Hispanic Family Christian Network, Inc. Therefore, after the Guel family founded LMO Christian Media, Elohim Group Corporation, and finally Mekaddesh Group Corporation.

Kuldip Singh, Director

Kuldip Singh is a Director of our company. Mr. Singh is the founder, officer and director of UMMC Professional Staffing Corp since October 9, 2017. From October 9, 2017, to present, Mr. Singh has held the position of founder, officer and director of UMMC Professional Staffing Corp. Mr. Singh holds a Bachelor of Science (Hon's) Degree from University of Delhi India. He has 51 years of cumulative experience in business management and administration, finance management and public relations.

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Ambrose O Egbuonu, Chairman

Ambrose O Egbuonu has been the Chairman of the Company’s Board of Director of our company since July 7, 2021. Mr. Egbuonu is a US Navy Veteran. For the past 10 years, Mr. Egbuonu has been a self-employed business owner residing in Los Angeles County, California. From January 1, 2021 to present, Mr. Egbuonu has sat on board or on the management team of the following company all of which has no operations yet: Diguang International Development Company Ltd., Wiremedia, Inc., Embarr Downs, Inc., FluoroPharma Medical, Inc., RBC Life Sciences, Inc., Red Truck Entertainment, Inc., Trio Resources, Inc., Zenovia Digital Exchange Corporation, Zonzia Media, Inc., and Santaro Interactive Entertainment Co.

Board of Directors

Our board of directors currently consists of three directors. None of which is considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings that are attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

14

None of our Officers and Directors is currently receiving compensation.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended December 31, 2023.

Name	Position	Cash Compensation	Others	Total Compensation
Ambrose Egbuonu	Chairman/ Director	$ -	-	$ -
Maria Guel	President, CEO, & Director	$		- $
Kuldip Singh	Director	$ -	-	$ -

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as an incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and officers.

15

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on the liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. The percentage of beneficial ownership before the offering is based on 1,672,692,586 Shares of Common Stock and 5 Shares of Preferred Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned

		Number	Percent of Class	Percent of Total Votes
Kuldip Singh	Series A Preferred	1.66	33.33%	20%
Jagandeep Kaur	Series A Preferred	1.66	33.33	20
Maria Guel	Series A Preferred	1.66	33.33%	20%
Ambrose O Egbuonu, Chairman	Common Shares	0	0%		%
Frank Igwealor, Beneficial Owner	Common Shares	160,000,000	9.57%	3.83%	%
Mitchell D. Hovendick, Beneficial Owner	Common Shares	175,250,000	10.48%	4.19%	%
16

At any given point in time as long as there exists shares of the Company’s Preferred Stock outstanding, the Preferred Stock controls 60% of the total votes while the Common Stock holders control 40%.

As at the date of this filing, the Company is authorized to issue 1,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is five (5) shares designated as Series A Preferred (“Series A”) The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; (c) control 60% of the voting interest of the Company on an as-converted and fully diluted basis; and (d) convert into 10,000,000,000 shares of common stock (5 preferred x 2,000,000,000).

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has entered into the following transactions in which the management or related persons have interest in outside of the ordinary course of our operations:

On July 07, 2021, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC (CED Capital), 5 Series A preferred shares (convertible at 1 into 2,000,000,000 common shares, and super voting rights of all votes) in exchange for $35,000 which the Company used partly to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 10,000,000,000 (5 Series A preferred shares multiplied by 2,000,000,000) shares of the Company’s common stock. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On July 28, 2021, CED Capital, LLC entered into a definite agreement to sell its control stake in the Company to Katee Capital with the purpose of combining JPEX with VeeMost Technologies LTD.

On March 21, 2022, VeeMost Technologies LTD announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the control preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC has promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision could not be unrelated with certain lawsuit by Mr. Mitchell Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc.

On March 9, 2023, pursuant to an agreement to purchase the five preferred shares control block of JPEX in exchange for $475,000, secured and memorialized in a convertible note of $475,0000, Alpharidge agreed to sell and transfer control of JPEX to Kuldip Singh, Jagandeep Kaur and Maria Guel. The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2-year term with a 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decides to pay off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

17

The Company has entered into a preliminary agreement for an ALL-STOCK acquisition of Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia.

Considering events listed above, it is established that during the last two full fiscal years and the current fiscal year, the Company’s controlling shareholder, Alpharidge Capital LLC (represented by Mr. Egbuonu and Mr. Frank Igwealor) entered into an agreement in which the Company’s current President and CEO acquired control of the five (5) super voting shares of the Company’s Series A Preferred Stock in exchange for a payment to Alpharidge Capital, the seller the amount of $475,000.

ITEM 6. OTHER INFORMATION

Legal Matters

From time-to-time we may be involved in litigation relating to claims arising out of the operation of our business in the normal course of business. Other than as described below, as of the date of this Registration Statement we are not aware of potential dispute or pending litigation and are not currently involved in a litigation proceeding or governmental actions the outcome of which in management’s opinion would be material to our financial condition or results of operations. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results. As of December 31, 2023, there was no material proceeding to which any of our directors, officers, affiliates or stockholders is a party adverse to us.

Although JPEX is not presently involved in any litigation of any sort, MGC could be involved in some litigation because of its Radio and Television licenses and operations. The company has not ascertained the amount of litigation that MGC is currently involved in and we have not obtained any attorney opinion as to the extent or impact of such or those litigation. That was part of the due diligence that has been holding up the reverse-merger from closing since Q2 of 2023.

18

ITEM 7. FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDING DECEMBER 31, 2023, AND DECEMBER 31, 2022

JPX GLOBAL, INC.

FINANCIAL STATEMENTS

For the Fiscal Years Ending

December 31, 2023 and 2022

UNAUDITED

(Expressed in US Dollars $)

19

JPX GLOBAL, INC.
INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements

Unaudited Consolidated Balance Sheets as of December 31, 2023 and December 31, 2022	F-2

Unaudited Consolidated Statements of Operations for the Periods Ended December 31, 2023, and 2022	F-3

Unaudited Consolidated Statements of Stockholders' Deficit for the Periods Ended December 31, 2023	F-4

Unaudited Consolidated Statements of Cash Flows for the Periods Ended December 31, 2023, and 2022	F-5

Notes to Unaudited Consolidated Financial Statements for the Period Ended December 31, 2023	F-6

F-1

JPX GLOBAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	For the Periods Ended
	31-Dec-23	31-Dec-22
ASSETS
Current Assets
Cash	$1,326	$6,250
Prepaid expenses	—	—
TOTAL ASSETS	$1,326	$6,250
LIABILITIES & EQUITY
Liabilities
Current Liabilities	$159,252	$8,066
Long Term Liabilities	135,218	135,218
Total Liabilities	$294,470	$143,284
Stockholders' deficit:
Preferred stock, $.001 par value, 10,000,000 shares authorized, 5 and issued and outstanding as at December 31, 2023 and 2022 respectively.
Common Stock, $0.001 par value, 2,000,000,000 shares authorized, 1,672,692,586 issued and outstanding as at December 31, 2023 and 2022.	1,672,693	1,672,693
Additional Paid-in Capital	31,915,268	32,155,232
Accumulated Deficits	(33,881,105)	(33,964,959)
Total Equity	(293,2144)	(137,034)
TOTAL LIABILITIES & EQUITY	$1,326	$6,250

The accompanying notes are an integral part of these financial statements.

F-2

JPX GLOBAL, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Period Ended
	Jan - Dec 2023	Jan - Dec 2022
Income	0.00	0.00
Expense
Advertising and Promotion	50	1,222
Automotive Expense	125	412
Business Licenses and Permits	6,089	1,676
Community Outreach	244	977
Computer and Internet Expenses	—	800
Insurance Expenses	56	223
Office Supplies	251	1,004
Postage and Delivery	138	150
Professional Fees
Accounting	2,628	1,987
Business Development	542	2,168
Edgar Filings	2,435	518
Investor Relations	267	1,067
Legal	139,429	17,717
OTC Markets & Others	1,780	7,120
Stock Transfer Agents	788	15,153
Total Professional Fees	147,869	45,730
Rent Expense	759	2,409
Telephone Expense	53	213
Training & Staff Development	476	2,022
Total Expense	156,110	56,838
Net Loss	(156,110)	(56,838)

The accompanying notes are an integral part of these financial statements.

F-3

JPX GLOBAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

(UNAUDITED)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	TOTAL

Balance - January 31, 2018	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)

Balance - January 31, 2019	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)

Net Income(Loss) - December 31, 2021	-	-					$0
Balance - December 31, 2021
	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)
Shares Issuance	5
Restructuring	(10,001,000)	(1001)	100,000,000	260,000	(260,000)	677,703	677,703
Net Income(Loss) - December 31, 2022	-	-				(57,070)	(57,070)
Balance - December 31, 2022
	5	-	1,512,692,586	$1,512,693	$31,895,232	(33,849,893)	(137,034)
Prior Period Adjustments						(5,000)	(5,000)
Shares Issuance			160,000,000	160,000	20,036
Net Income(Loss) - December 31, 2023	-	-				(156,110)	(156,110)
Balance - December 31, 2023
	5	-	1,672,692,586	$1,672,693	$31,915,268	(33,881,105)	(293,144)

The accompanying notes are an integral part of these financial statements.

F-4

JPX Global, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Period Ended
	December 31, 2024	December 31, 2023
Cash Flows from Operating Activities:
Net income(loss)	$(156,110)	$(56,838)
Adjustments to reconcile net income(loss) to net cash	—	—
used in operating activities	—	—
Depreciation and amortization	—	—
Loss on disposed fixed assets	—	—
Net Cash Used In Operating Activity	$(156,110)	$(56,838)
Cash Flows from Investing Activities:	—	—
Purchases of property and equipment	—	—
Acquisition of assets	—	—
Net Cash Provided By Investing Activities	—	—
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	—	—
Related parties’ payable	11,757	7,834
Proceeds from note payable	139,429	55,254
Net Cash Provided By Financing Activities	151,186	63,088
Foreign Currency Translation
Net Change in Cash	(4,924)	6,250
Cash and Cash Equivalents - Beginning of Year	6,250	—
Cash and Cash Equivalents - End of Year	$1,326	$6,250

The accompanying notes are an integral part of these financial statements.

F-5

JPX GLOBAL, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Development Stage Company

JPX Global, Inc. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol JPEX.

The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2018 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On June 09, 2021, a shareholder filed a petition for custodianship with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on July 07, 2021. The Company’s Nevada charter was reinstated on July 7, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for fiscal year ended 2021, 2020 and 2018, and for the quarters ending December 31, 2023, and 2022.

JPX Global, Inc. (the “Company” or “JPX”) was incorporated under the laws of the state of Nevada on December 18, 2008. The Company operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. The Company does not presently have any waste management operations.

The company incurred operating losses in 2018and other previous years resulting in an accumulated deficit of $34,429,093 as of December 31, 2017. By February 01, 2019, the Company filed Form 15-15D with the SEC to terminate its reporting obligations under the 1934 Act. After their December 31, 2017 quarterly reports, filed on March 29, 2018, the Company stopped all forms of making public report of its operation and financial results.

On May 18, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 25, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of JPX Global, Inc., a Nevada corporation” under case number A-21-835979-C by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to get prior management to reinstate the Company’s Nevada charter, which had been revoked.

F-6

On July 07, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On July 07, 2021, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC (CED Capital), 5 Series A preferred shares (convertible at 1 into 2,000,000,000 common shares, and super voting rights of all votes) in exchange for $35,000 which the Company used partly to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On July 07, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated with Alpharidge Capital, LLC, as the Company’s sole officer, secretary, treasurer and director.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 10,000,000,000 (5 Series A preferred shares multiplied by 2,000,000,000) shares of the Company’s common stock. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On July 7, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On July 28, 2021, CED Capital, LLC entered into a definite agreement to sell its control stake in the Company to Katee Capital with the purpose of combing JPEX with VeeMost Technologies LTD.

On March 21, 2022, VeeMost Technologies LTD, announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the control preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC has promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision was not necessarily unrelated with the lawsuit filed by Mr. Mitchell Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc. On October 10, 2022, the Company entered into a settlement agreement with Mr. Hovendick, for the company to rescind the cancelation of Mr. Hovendick’s shares in the Company’s Common and Preferred stocks, and for Mr. Hovendick to withdraw/dismiss all litigation, convert his 10 million preferred B into 100 million of Common, surrender his 1,000 Preferred A for cancelation, and forfeit all indebtedness claim against the Company.

F-7

On October 10, 2022, subsequent to a settlement of a protracted lawsuit by a shareholder, the Company formally launched itself into the media and entertainment industry, becoming a holding company for a multi-media entertainment platform. Since October 10, 2022, in accordance with its business plan, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry. The Company presently has a preliminary agreement for an ALL-STOCK acquisition of Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia.

There are no guarantees and the Company is providing NO assurance that it could close this acquisition of MGC. Even if the Company was able to close the acquisition, the Company provides NO assurance that it could efficiently manage the integration of the businesses and improve their operations to improve their revenue or operating income generation. Although the staff of the acquired businesses would join our operating staff, there are NO guarantees that any synergy would be created or improved operation derived.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Company has earned insignificant revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

F-8

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $33,881,105 As of December 31, 2023. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

- Level 1: Quoted prices in active markets for identical assets or liabilities

- Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

- Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-9

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rates.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of the performance commitment date or performance completion date.

As of December 31, 2023, and December 31, 2022, respectively, there was $0.00 of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the three months ended December 31, 2023, and 2022, respectively.

F-10

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit As of December 31, 2023, and December 31, 2022, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding as of December 31, 2023, and 2022. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid-in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

F-11

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02 and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-12

In June 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2023, and December 31, 2022:

Description	31-Dec-23	31-Dec-22
Net operating loss carry forward	33,881,105	34,429,093
Valuation allowance	(33,881,105)	(34,429,093)
Total	$ - g	$—

As of December 31, 2023, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 5 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

F-13

None

NOTE 6 – NOTES PAYABLE

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)

8/26/2022	6,500	N/A	N/A	N/A	N/A	Chene Gardner	Unknown
8/26/2022	73,464	N/A	N/A	N/A	N/A	John D Thomas	Unknown
8/26/2022	55,254	55,254	N/A	8/25/2024	50% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital
3/1/2023	6,000	6,000	N/A	3/2/2025	50% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital
9/1/2023	139,429	139,429	N/A	9/1/2025	N/A	Capital Markets & Securities Law Group, PC (represented by Frank I Igwealor)	Services

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows:

F-14

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is aware of a garnishment order that was previously served to the Company’s Stock Transfer Agents. The Company’s attorneys are reviewing the garnishment order to ascertain its implication to the company’s financial statements. Aside from the court order discussed above, The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

None

F-15

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JPX GLOBAL, INC.

By:	/s/ Maria Guel
Maria Guel
CEO
March 28, 2024

JPX GLOBAL, INC.

By:	/s/ Ambrose O Egbuonu
Ambrose O Egbuonu
Chairman
March 28, 2024

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the date indicated.

By:	/s/ Kuldip Singh
Kuldip Singh
Principal Financial Officer, Director
March 28, 2024

F-16

ITEM 8. EXHIBITS

None.

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